Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the Wells Fargo and Oppenheimer Conferences in May

Clayton, MO, April 16, 2015 - Olin Corporation’s (NYSE: OLN) senior management will be presenting at the Wells Fargo Securities Industrial & Construction Conference in New York City at 3:55 P.M. Eastern on May 5, 2015 and at the Oppenheimer Industrial Growth Conference at 8:55 A.M. Eastern on May 12, 2015. During each of these conferences, Olin’s senior management will be available for one-on-one meetings with investors.

Copies of the presentation slides for these meetings will be available the evening prior to each event to investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products, with eight U. S. manufacturing facilities and one Canadian manufacturing facility, produces chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid. Winchester, with its principal manufacturing facilities in East Alton, IL and Oxford, MS, produces and distributes sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

2015-07